Exhibit 10.29

FORM OF INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of [—], 2014 by and among Mammoth Energy Partners LP, a Delaware limited partnership (the “Partnership”), Mammoth Energy Partners GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and [—] (“Indemnitee”).

WITNESSETH THAT:

WHEREAS, highly competent persons have become more reluctant to serve as directors or officers or in other capacities for companies unless they are provided with insurance or indemnification that adequately protects them from the inordinate risk of claims and actions against them arising out of their service to and activities on behalf of such companies;

WHEREAS, the Board of Directors of the General Partner (the “Board”) has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the General Partner and the Partnership and that the General Partner and the Partnership should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, the Board has determined that, in order to attract and retain qualified individuals, the General Partner will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the General Partner and the Partnership and its subsidiaries from certain liabilities.

WHEREAS, the First Amended and Restated Agreement of Limited Partnership of the Partnership (as amended, the “LP Agreement”), provides for the indemnification of the directors and officers of the General Partner and the Partnership, as well as persons serving in various other capacities, to the fullest extent permitted by law, and states that these indemnification provisions are in addition to any other rights to which an indemnitee may be entitled under any other agreement;

WHEREAS, the First Amended and Restated Limited Liability Company Agreement of the General Partner (as amended, the “LLC Agreement”) provides for the indemnification of each director and officer of the General Partner, as well as persons serving in other various other capacities, to the fullest extent permitted by law;

WHEREAS, Indemnitee does not regard the protections available under the LP Agreement and the LLC Agreement and the General Partner’s insurance as adequate in the present circumstances, and may not be willing to serve or continue to serve as an officer or director of the General Partner or the Partnership and its subsidiaries without adequate protection, and the General Partner and the Partnership desire Indemnitee to serve in such capacity;

WHEREAS, it is reasonable, prudent and necessary for the General Partner and the Partnership to contractually obligate themselves to indemnify, and to advance expenses on behalf of, Indemnitee to the fullest extent permitted by applicable law so that Indemnitee will serve or continue to serve the General Partner and the Partnership and its subsidiaries free from undue concern that they will not be so indemnified;

WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the General Partner and the Partnership and its subsidiaries on the condition that Indemnitee be so indemnified; and

WHEREAS, this Agreement is a supplement to and in furtherance of the LP Agreement and the LLC Agreement and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

NOW, THEREFORE, in consideration of Indemnitee’s agreement to serve or continue to serve as an officer and/or director of the General Partner and the Partnership and its subsidiaries from and after the date hereof, the parties hereto agree as follows:

1. Indemnity of Indemnitee. The General Partner and the Partnership hereby agree to hold harmless and indemnify Indemnitee to the fullest extent permitted by law, as such may be amended from time to time. In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a) Proceedings Other Than Proceedings by or in the Right of the General Partner or the Partnership. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(a) if, by reason of Indemnitee’s Covered Status (as hereinafter defined), Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of the General Partner or the Partnership, which is governed by Section 1(b). Pursuant to this Section 1(a), Indemnitee shall be indemnified against all Expenses (as hereinafter defined), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the General Partner or the Partnership, as applicable, and with respect to any criminal Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

(b) Proceedings by or in the Right of the General Partner or the Partnership. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of Indemnitee’s Covered Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the General Partner or the Partnership. Pursuant to this Section 1(b), Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the General Partner or the Partnership, as applicable; provided, however, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the General Partner or the Partnership, as applicable, unless and to the extent that the Court of Chancery of the State of Delaware shall determine that such indemnification may be made.

(c) Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Covered Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the General Partner and the Partnership shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 1(c) and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

2. Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Section 1, the General Partner and the Partnership shall and hereby do indemnify and hold harmless Indemnitee against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf if, by reason of Indemnitee’s Covered Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the General Partner or the Partnership), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee. The only limitation that shall exist upon the General Partner and Partnership’s obligations pursuant to this Agreement shall be that the General Partner and the Partnership shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 6 and 7) to be unlawful.

3. Contribution.

(a) Whether or not the indemnification provided in Sections 1 and 2 is available, in respect of any Proceeding in which the General Partner or the Partnership is jointly liable with Indemnitee (or would be if joined in such Proceeding), the General Partner and the Partnership shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the General Partner and the Partnership hereby waive and relinquish any right of contribution they may have against Indemnitee. Neither the General Partner nor the Partnership shall enter into any settlement of any Proceeding in which the General Partner or the Partnership is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b) Without diminishing or impairing the obligations of the General Partner and the Partnership set forth in
Section 3(a), if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any Proceeding in which the General Partner or the Partnership is jointly liable with Indemnitee (or would be if joined in such Proceeding), the General Partner and the Partnership shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the General Partner or the Partnership and all officers, directors or employees of the General Partner, the Partnership or the Covered Entities other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction or events from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the General Partner or the Partnership and all officers, directors or employees of the General Partner, the Partnership or the Covered

Entities other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the transaction or events that resulted in such Expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the General Partner or the Partnership and all officers, directors or employees of the General Partner, the Partnership or the Covered Entities, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c) The General Partner and the Partnership hereby agree to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the General Partner, the Partnership or the Covered Entities, other than Indemnitee, who may be jointly liable with Indemnitee.

(d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the General Partner and the Partnership, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the General Partner or the Partnership and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the General Partner or the Partnership (and the directors, officers, employees and agents of the General Partner, the Partnership or the Covered Entities) and Indemnitee in connection with such event(s) and/or transaction(s).

4. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Covered Status, a witness, or is made (or asked) to respond to discovery requests, in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

5. Advancement of Expenses. Notwithstanding any other provision of this Agreement, the General Partner and the Partnership shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Covered Status within 30 days after the receipt by the General Partner or the Partnership of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free.

6. Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the LP Agreement, the LLC Agreement, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act and public policy of the State of Delaware. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the General Partner a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the General Partner shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification. Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the General Partner, or to provide such a request in a timely fashion, shall not relieve the General Partner or the Partnership of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the General Partner or the Partnership.

(b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 6(a), a determination with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following five methods, which, except for the fourth method in the event of a Change of Control as defined in Section 13, shall be at the election of the Board: (1) by a majority vote of the Disinterested Directors, even though less than a quorum, (2) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, (3) if there are no Disinterested Directors or if the Disinterested Directors so direct, by Independent Counsel (as hereinafter defined) in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee or (4) in the event of a Change of Control, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee.

(c) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(b), the Independent Counsel shall be selected as provided in this Section 6(c). The Independent Counsel shall be selected by the Board, and the General Partner shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected. Indemnitee may, within 10 days after such written notice of selection shall have been given, deliver to the General Partner a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 13, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a), no Independent Counsel shall have been selected and not objected to, either the General Partner or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by Indemnitee to the

General Partner’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 6(b). The General Partner and the Partnership shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 6(b), and the General Partner and the Partnership shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed.

(d) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. Neither the failure of the General Partner (including the Disinterested Directors, a committee of such directors or Independent Counsel) to have made a determination, prior to the commencement of any action pursuant to this Agreement, that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the General Partner (including by the Disinterested Directors, a committee of such directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(e) Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise (as hereinafter defined), including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 6(e) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the General Partner or the Partnership, as applicable. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(f) If the person, persons or entity empowered or selected under Section 6 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the General Partner of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto.

(g) Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel or member of the Board shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the General Partner and the Partnership (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the General Partner and the Partnership hereby indemnify and agree to hold Indemnitee harmless therefrom.

(h) The General Partner and the Partnership acknowledge that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(i) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the General Partner or the Partnership, as applicable, or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

7. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 6 that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5 of this Agreement, (iii) no determination of entitlement to indemnification is made pursuant to Section 6(b) within 90 days after receipt by the General Partner of the request for indemnification, (iv) payment of indemnification is not made pursuant to this Agreement within 10 days after receipt by the General Partner of a written request therefor or (v) payment of indemnification is not made within 10 days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification. Indemnitee shall commence such proceeding seeking an adjudication within 180 days following the date on which

Indemnitee first has the right to commence such proceeding pursuant to this Section 7(a). Neither the General Partner nor the Partnership shall oppose Indemnitee’s right to seek any such adjudication.

(b) In the event that a determination shall have been made pursuant to Section 6(b) that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 7 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under Section 6(b).

(c) If a determination shall have been made pursuant to Section 6(b) that Indemnitee is entitled to indemnification, the General Partner and the Partnership shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) In the event that Indemnitee, pursuant to this Section 7, seeks a judicial adjudication of Indemnitee’s rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the General Partner or the Partnership, the General Partner and the Partnership shall pay on Indemnitee’s behalf, in advance, any and all expenses (of the types described in the definition of “Expenses” in Section 13 of this Agreement) actually and reasonably incurred by Indemnitee in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.

(e) The General Partner and the Partnership shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the General Partner and the Partnership are bound by all the provisions of this Agreement. The General Partner and the Partnership shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within 10 days after receipt by the General Partner of a written request therefor) advance, to the extent not prohibited by applicable law, such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement of Expenses from the General Partner and the Partnership under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the General Partner or the Partnership, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

(f) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

8. Non-Exclusivity; Survival of Rights; Insurance; Subrogation; Primacy of Indemnificaton.

(a) The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled (i) under applicable law, (ii) under the LP Agreement, (iii) under the LLC Agreement, (iv) pursuant to a resolution of Board or (iv) otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Covered Status prior to such amendment, alteration or repeal. To the extent that an amendment or modification of the LP Agreement or the LLC Agreement, whether by law, amendment or otherwise, or an amendment to Delaware law permits greater indemnification than would be afforded currently under this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) To the extent that the General Partner or the Partnership maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the General Partner, the Partnership or the Covered Entities, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the General Partner or the Partnership has directors’ and officers’ liability insurance in effect, the General Partner or the Partnership shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The General Partner or the Partnership shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c) In the event of any payment under this Agreement, the General Partner and the Partnership shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the General Partner and the Partnership to bring suit to enforce such rights.

(d) The General Partner and the Partnership shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(e) The General Partner and the Partnership’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the General Partner or the Partnership as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

(f) Any indemnification pursuant to this Agreement shall be made only out of the assets of the General Partner and the Partnership, including any insurance purchased and maintained by the General Partner or the Partnership for such purpose, it being agreed that the General Partner’s equityholders and the Partnership’s unitholders shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the General Partner or the Partnership to enable it to effectuate such indemnification.

9. Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, the General Partner and the Partnership shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

(a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(b) for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Partnership within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar provisions of state statutory law or common law or (ii) any reimbursement of the General Partner or the Partnership by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Partnership, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Partnership pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), or the payment to the Partnership of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); or

(c) in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the General Partner or the Partnership or their directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any such part of any Proceeding) prior to its initiation or (ii) the General Partner or the Partnership provides the indemnification, in its sole discretion, pursuant to the powers vested in the General Partner or the Partnership under applicable law.

10. Duration of Agreement. All agreements and obligations of the General Partner and the Partnership contained herein shall continue for so long as Indemnitee may have any liability or potential liability by virtue of serving as an officer or director of the General Partner, the Partnership or the Covered Entities and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 7) by reason of Indemnitee’s Covered Status, whether or not Indemnitee is acting or serving in any such capacity at the time any liability or Expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the General Partner or the Partnership), assigns, spouses, heirs, executors and personal and legal representatives.

11. Security. To the extent requested by Indemnitee and approved by the Board, the General Partner and the Partnership may at any time and from time to time provide security to Indemnitee for the General Partner and the Partnership’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

12. Enforcement.

(a) The General Partner and the Partnership expressly confirm and agree that they have entered into this Agreement and assume the obligations imposed on them hereby in order to induce Indemnitee to serve as an officer or director of the General Partner or the Partnership, and the General Partner and the Partnership acknowledge that Indemnitee is relying upon this Agreement in serving as an officer or director of the General Partner or the Partnership.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the LP Agreement, the LLC Agreement and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

(c) Neither the General Partner nor the Partnership shall seek from a court, or agree to, a “bar order” which would have the effect of prohibiting or limiting the Indemnitee’s rights to receive advancement of Expenses under this Agreement.

13. Definitions. For purposes of this Agreement:

(a) “Change of Control” means the occurrence of any of the following events:

(i) any “person” or “group” (within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act) ((A) other than Wexford Capital LP, the General Partner, the Partnership or any of its subsidiaries or an affiliate of either the General Partner or the Partnership, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Partnership or any of its subsidiaries or (C) an underwriter temporarily holding securities pursuant to an offering of such securities) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the voting power of the then-outstanding voting securities of the General Partner or the Partnership;

(ii) the members or limited partners (as applicable) of the General Partner or the Partnership approve, in one or a series of transactions, a plan of complete liquidation of the General Partner or the Partnership;

(iii) the sale or other disposition by either the General Partner or the Partnership of all or substantially all of its assets in one or more transactions to any person other than an affiliate of the General Partner or the Partnership; or

(iv) the General Partner or an affiliate of the General Partner or the Partnership ceases to be the general partner of the Partnership.

(b) “Covered Entities” shall have the meaning given such term in the definition of Covered Status.

(c) “Covered Status” describes the status of a person who is or was a director, officer, partner, trustee, member, employee, agent or fiduciary of the General Partner, the Partnership or of any other corporation, partnership, joint venture, trust, limited liability company, employee benefit plan or other enterprise, including the Partnership’s subsidiaries (collectively, the “Covered Entities”), that such person is or was serving at the express written request of the General Partner or the Partnership.

(d) “Disinterested Director” means a director of the General Partner who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(e) “Enterprise” shall mean, as the context requires, the General Partner, the Partnership or the Covered Entities.

(f) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(g) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of public companies, fiduciary duties, indemnity matters and corporation, limited partnership and limited liability company law, and neither presently is, nor in the past five years has been, retained to represent: (i) the General Partner or the Partnership or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the General Partner or the Partnership or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The General Partner and the Partnership agree to pay the reasonable fees of the Independent

Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(h) “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the General Partner or the Partnership or any predecessor, subsidiary or affiliated company or otherwise and whether civil, criminal, administrative, arbitrative, legislative, investigative or other nature, in which Indemnitee was, is or will be involved as a party, as a witness or otherwise, by reason of Indemnitee’s Covered Status, by reason of any action taken by Indemnitee or of any inaction on Indemnitee’s part while acting in Indemnitee’s Covered Status; in each case whether or not Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including any pending on or before the date of this Agreement, but excluding any initiated by an Indemnitee pursuant to Section 7 to enforce Indemnitee’s rights under this Agreement.

14. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

15. Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16. Notice By Indemnitee. Indemnitee agrees promptly to notify the General Partner in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the General Partner shall not relieve the General Partner or the Partnership of any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the General Partner or the Partnership.

17. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

(a)	To Indemnitee at:

(b)	To the General Partner at:

Mammoth Energy Partners GP LLC

4727 Gaillardia Parkway

Suite 200

Oklahoma City, Oklahoma 73142

Facsimile: (405) 242-4203

Attention: Chief Financial Officer

or to such other address as may have been furnished to Indemnitee by the General Partner or to the General Partner by Indemnitee, as the case may be.

18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

20. Governing Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The General Partner, the Partnership and Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

21. Primary Obligors. The General Partner and the Partnership hereby acknowledge that Indemnitee may have certain rights to indemnification, advancement of expenses, and/or insurance provided by Indemnitee’s employer and certain of its affiliates (collectively, the “Third Party Indemnitors”). The General Partner and the Partnership hereby agree that (a) each of the General Partner and the Partnership is an indemnitor of first resort (i.e., each of its obligations to Indemnitee are primary and any obligation of the Third Party Indemnitors to advance expenses or to provide indemnification for the same Expenses or liabilities incurred by Indemnitee are secondary), (b) each of the General Partner and the

Partnership shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all other payments to Indemnitee to the extent legally permitted and as required by the terms of this Agreement, the LP Agreement or the LLC Agreement (or any other agreement between or among the General Partner or the Partnership and Indemnitee), without regard to any rights Indemnitee may have against the Third Party Indemnitors, and (c) each of the General Partner and the Partnership irrevocably waives, relinquishes and releases the Third Party Indemnitors from any and all claims against the Third Party Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The General Partner and the Partnership further agree that no advancement or payment by the Third Party Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the General Partner or the Partnership shall affect the foregoing and the Third Party Indemnitors shall have a right of contribution and/or to be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the General Partner and the Partnership. The General Partner, the Partnership, and Indemnitee agree that the Third Party Indemnitors are express third party beneficiaries of the terms of this Section 21.

22. Liability. The Partnership hereby agrees to be primarily liable for all obligations of the General Partner and the Partnership with respect to indemnification, advancement of Expenses and contribution contained in this Agreement. The General Partner hereby agrees to be secondarily liable for all obligations of the General Partner and the Partnership with respect to indemnification, advancement of Expenses and contribution contained in this Agreement if and to the extent that any such obligations are not satisfied in full by the Partnership.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement on and as of the day and year first above written.

MAMMOTH ENERGY PARTNERS LP

By:	Mammoth Energy Partners GP LLC,
its general partner

By:
Name:
Title:

MAMMOTH ENERGY PARTNERS GP LLC

By:
Name:
Title:

INDEMNITEE

Name:

[Indemnification Agreement]